EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 22, 2002, except as to Note 17, which is as of February 19, 2003, relating to the financial statements, which appears in Artisan Components, Inc.’s Form S-3 (No. 333-103465) initially filed with the Securities and Exchange Commission on February 26, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 13, 2003